GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 172967GL9
Quarterly Report from Adviser for the Quarter Ending 03/31/2013


PROCEDURES PURSUANT TO RULE 10f-3*

(1)


Name of Underwriters

(GS) GOLDMAN, SACHS & CO.
BANCA IMI S.P.A.
BARCLAYS CAPITAL INC
BMO CAPITAL MARKETS CORP.
C.L. KING & ASSOCIATES, INC.
CAPITAL ONE SOUTHCOAST, INC
CIBC WORLD MARKETS CORP
CITIGROUP GLOBAL MARKETS
INC.
CREDIT SUISSE SECURITIES
(USA) LLC
DEUTSCHE BANK SECURITIES
INC.
DREXEL HAMILTON, LLC
HSBC SECURITIES (USA) INC.
LLOYDS TSB BANK PLC
NATIONAL BANK OF CANADA
FINANCIAL INC.
NATIXIS SECURITIES AMERICAS
LLC
NOMURA SECURITIES
INTERNATIONAL, INC.
PNC CAPITAL MARKETS LLC
RBS SECURITIES INC.
SUNTRUST ROBINSON HUMPHREY,
INC.
TD SECURITIES (USA) LLC
UBS SECURITIES LLC
UNICREDIT, SOCIETA PER
AZIONI
WELLS FARGO SECURITIES, LLC





(2)

Name of Issuer

CITIGROUP INC





(3)

Title of Security

CITIGROUP INC. 3.375% 01 MAR
2023





(4)

Date of Prospectus or First
Offering

02/14/13





(5)

Amount of Total Offering  ($)**

1,500,000,000





(6)

Unit Price

99.763





(7)

Underwriting Spread or
Commission

0.4250





(8)

Rating

SP:A-/ MD:Baa2/ FT:A





(9)

Maturity Date

03/01/23





(10)

Current Yield

3.383%





(11)

Yield to Maturity

3.375%





(12)

Subordination Features

Sr Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs
 Trust.

 **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt transactions is shown in dollars
..



PROCEDURES PURSUANT TO RULE 10f-3 - Continued








(13)

Nature of Political Entity, if any,
including, in the case of revenue
bonds, underlying entity supplying
the revenue

N/A




(14)

Total Par Value of Bonds
Purchased***

175,000.00











(15)

Dollar Amount of Purchases ($)

$174,585.25











(16)

Number of Shares Purchased

175,000.00











(17)

Years of Continuous Operation
(excluding municipal securities; see
(25)(d) below)

At least 3 years of
operations











(18)

% of Offering Purchased by Fund

0.0117%











(19)

% of Offering Purchased by all other
GSAM-managed Portfolios and Accounts

3.9884%











(20)

Sum of (18) and (19)****

4.0000%











(21)

% of Fund's Total Assets applied to
Purchase

0.0812%











(22)

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased

CITIGROUP GLOBAL MARKETS
INC.













(23)

Is the Adviser, any Subadviser or
any person of which the Adviser or
Subadviser is an "affiliated
person", a Manager or Co-Manager of
the Offering?

Yes ___X____
No________















(24)

Were Purchases Designated as Group
Sales or otherwise allocated to the
Adviser, any Subadviser or any
person of which the Adviser or
Subadviser is an "affiliated
person"?

Yes_________
No ___X_____















(25)

Have the following conditions been
satisfied:



















(a)	The securities were part of
an issue registered under the
Securities Act of 1933, as
amended, which is being
offered to the public, or
were U.S. government
securities, as defined in
Section 2(a)(16) of the
Securities Exchange Act of
1934,  or were municipal
securities as defined in
Section 3(a)(29) of the
Securities Exchange Act of
1934 or were securities sold
in an Eligible Foreign
Offering or were securities
sold in an Eligible Rule 144A
Offering?

Yes___X____
No_________






*** For equity securities, the figure shown represents the number of shares purchased.

**** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P.
 ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A
 Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued












(b)	The securities were
purchased prior to the
end of the first day on
which any sales to the
public were made, at a
price that was not more
than the price paid by
each other purchaser of
securities in that
offering or in any
concurrent offering of
the securities (except,
in the case of an
Eligible Foreign
Offering, for any rights
to purchase required by
law to be granted to
existing security holders
of the issue) or, if a
rights offering, the
securities were purchased
on or before the fourth
day preceding the day on
which the rights offering
terminated.

Yes___X___
No_________

















(c)	The underwriting was a
firm commitment
underwriting?

Yes___X___
No_________

















                 With respect
to any issue of
securities other than
Eligible Municipal
Securities, was the
issuer of such securities
to be purchased in
continuous operation for
not less than three
years, including the
operation of any
predecessors; or with
respect to any issue of
Eligible Municipal
Securities to be
purchased, were the
securities sufficiently
liquid that they could to
be sold at or near their
carrying value within a
reasonably short period
of time and either: (i)
were subject to no
greater than moderate
credit risk; or (ii) if
the issuer of the
municipal securities, or
the entity supplying the
revenues from which the
issue is to be  paid, had
been in continuous
operation for less than
three years (including
the operation of any
predecessors) the
securities were subject
to a minimal or low
amount of credit risk.


















Yes_______
No
N/A x




























/s/ Ron Arons
Portfolio Manager